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EXHIBIT 99.2                                                 PSB BANCGROUP, INC.

WARRANT DEPOSIT
AND SALES FORM

Note: Please read the instructions which accompany this form.

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Except as described below, I irrevocably  constitute and appoint the Independent
Bankers' Bank of Florida as attorney, to transfer the number of warrants to purchase PSB BancGroup, Inc. common stock indicated below with full power of substitution in the premises.

Deadline: Our warrants expire on September 9, 2002. We must receive your completed form and Warrant Certificate by that date. Any deposits must be received by that date or will not be fulfilled. If, on August 26, 2002, it does not appear as though we will identify a purchaser for all or some of your warrants, we will provide you with an opportunity to revoke your deposit and exercise your warrants before they expire. This is the only circumstance under which you may revoke your deposit. You will be mailed payment for any warrants sold within three business days of the closing at which they are sold. Unless extended by PSB, the last closing will be held immediately before the warrants expire.

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Number of Warrants
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   (1) Number of Warrants           Price Per Warrant         (2) Total Amount
-----------------------------                               --------------------
                                x         $0.25         =
-----------------------------                               --------------------

The minimum number of warrants and shares that may be deposited is 100.

(3) If you are depositing through a broker/dealer, please list the name, address, and phone number in the space provided.

Company Name:_________________________   City:__________________________________

Broker Name:__________________________   State:______________ Zip Code:_________

Street Address:_______________________   Phone Number:__________________________

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Stock Registration
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                           ONE PER WARRANT CERTIFICATE

(4)  Form of stock ownership
     [_] Individual            [_] Corporation                                  [_] Partnership
     [_] Joint Tenants         [_] Uniform Transfer or Gift to Minors           [_] IRA (custodian name and signature required)
     [_] Tenants in Common         (minor's social security number required)    [_] Fiduciary/Trust (under agreement dated ________)
                               [_] Tenant by the Entireties (husband and wife
                                   only)

-------------------------------------------------------------------------------------------------------------------------------
Name _______________________________________________________________    Social Security or Tax I.D. ___________________________

Name _______________________________________________________________    Daytime Telephone _____________________________________

Street Address _____________________________________________________    Evening Telephone _____________________________________

City ______________________  State __________  Zip Code ____________    State of Residence ____________________________________

-------------------------------------------------------------------------------------------------------------------------------

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Acknowledgments
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By signing below:

1. I acknowledge receipt of the prospectus dated _____________. I understand that I may not change or revoke my deposit once it is accepted by PSB, except as described above.

2.   I certify that:

     (i) the social security number or taxpayer identification number given herein is correct; and

     (ii) I am not subject to backup withholding.

     If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (ii) above.

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
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
OFFICE USE: Date Received ____________  Check # _________ Amount $ ___________  Order #________ Category ________ Initials _________
====================================================================================================================================

3. I acknowledge that I have not waived any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

4. I acknowledge that PSB has the right to accept or reject this form and my deposit in whole or in part and will match orders and deposits received on a first-come-first-served basis.

5. I represent that I have full right and title to the warrants being deposited and that if the warrants are held in corporate name, that I have authority to deposit and sell them.

6. I acknowledge that risk of loss for my warrant certificate shall pass to the escrow agent only upon receipt by the escrow agent.

THIS FORM MUST BE SIGNED AND DATED. THIS DEPOSIT IS NOT VALID IF THE FORM IS NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.

Note: Your signature must correspond with the name as written upon the face of your warrant certificate in every detail, without alteration or enlargement or any change whatsoever. If you are electing to exercise fewer than all warrants represented by your warrant certificate, we will issue you a new warrant certificate evidencing the warrants not exercised in the same name that your warrant certificate is registered.

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Signature                                               Title (if applicable)                                   Date
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
1. _________________________________________________________________________________________________________________________________

2. _________________________________________________________________________________________________________________________________

3. _________________________________________________________________________________________________________________________________
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

     RETURN THIS FORM TO:         INDEPENDENT BANKERS' BANK OF FLORIDA
                                  615 CRESCENT EXECUTIVE COURT
                                  SUITE 400
                                  LAKE MARY, FLORIDA 32748

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                               PSB BANCGROUP, INC.

                                  INSTRUCTIONS

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Instructions
================================================================================

Items 1 and 2 - Fill in the number of warrants that you wish to deposit and sell. The total amount is determined by multiplying that number by the $0.25 warrant sales price. The minimum deposit is 100 shares.

PSB has reserved the right to reject any deposit, in whole or in part.

Item 3 - If depositing through a broker/dealer please list the name, address and phone number in this box.

Item 4 - The stock transfer industry has developed a uniform system of shareholder registrations that we use in the issuance of PSB common stock and warrants. Print the exact name(s) in which you have your warrants registered and your mailing address.

PLEASE DATE AND SIGN THE FORM WHERE INDICATED ON THE BACK.